SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2021
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-6992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07.	Submission of Matters to a Vote of Security Holders
On June 16, 2021, Salarius Pharmaceuticals, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Four proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and voted on at the Annual Meeting. The proposals and the results of the stockholder votes are as follows
1. Proposal to elect two Class III directors to serve until the 2024 annual meeting or until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Votes
Tess Burleson	11,267,742	759,606	12,458,951
Paul Lammers	11,268,242	759,106	12,458,951
2. Proposal to provide a non-binding advisory vote on the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,003,098	830,994	193,256	12,458,951
3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2021 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,584,404	763,263	138,632	12,458,951
4. Proposal to provide a non-binding advisory vote on the frequency of holding an advisory vote on named executive officer compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
11,257,837	162,599	465,581	141,331	12,458,951

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: June 16, 2021	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer